                                                                    EXHIBIT 10.1

                                      NOTE


$20,000,000.00                                                 Buffalo, New York
                                                                 January 2, 1997


          FOR VALUE RECEIVED, INTERNATIONAL IMAGING MATERIALS, INC. (Company) hereby promises to pay to the order of MARINE MIDLAND BANK (Bank), on demand or when due as provided herein, at One Marine Midland Center, Attn: Regional Commercial Banking Department, Buffalo, New York 14203, the lesser of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) or the aggregate unpaid principal balance amount of all advances made by the Bank to the Company from time to time, as evidenced by the inscriptions made on the schedule on the reverse side hereof or any continuation thereof (Schedule), together with interest thereon as set forth below.

          1.  Definitions  As used in this Note, unless otherwise specified, the
              -----------
following terms shall have the following respective meanings:

          "Business Day" - Any day excluding Saturday, Sunday and any day on which banks in Buffalo, New York are required or authorized by law or other governmental action to close.

          "Federal Funds Rate" - The rate determined daily by the Bank based in part on the daily federal funds rate plus 50 basis points.

          "Fixed Rate" - A per annum rate determined by the Bank based on the Federal Funds Rate and offered by the Bank to the Company for a Fixed Rate Interest Period. A Fixed Rate shall only be available on the date such rate is quoted by the Bank.

          "Federal Funds Rate Loan" - Any loan other than a Fixed Rate Loan on which interest is calculated based on the Federal Funds Rate.

          "Fixed Rate Loan" - Any loan on which interest is calculated based on the Fixed Rate.

          "Fixed Rate Interest Period" - The period from one day up to ninety days selected by the Company pursuant to Section 3 hereof during which the Fixed Rate Option is in effect.

          "Interest Period" - Either a Fixed Rate Interest Period or a Libor Interest Period, as appropriate.

          "Libor Interest Period" - The 30, 60 or 90 day period selected by Company pursuant to Section 3 hereof during which the Libor Rate Option is in effect.

          "Libor Interest Determination Date" - A Business Day that is two Business Days prior to the commencement of each Interest Period during which the Libor Rate will be applicable.

          "Libor Loan" - Any Loan on which interest is calculated based on the Libor Rate.

          "Libor Rate" - The rate of interest equal to (a) the per annum rate determined by the Bank, applicable to any selected Interest Period based on the average rate per annum which the offices C~ various leading banks located in London, England offer for deposits in U.S. Dollars in the London Interbank Eurodollar Market at approximately 11:00 a.m. (London time) on a Libor Interest Determination Date in an amount approximately equal to the amount of the applicable Libor Loan, plus (b) 20 basis points.

          "Loan" or "Loans" - Any and all loans made pursuant to this Note whether as a Federal Funds Rate Loan, a Libor Loan, or a Fixed Rate Loan.

          "Prime Rate" - The rate of interest publicly announced by Bank from time to time as its prime rate and is a base rate for calculating interest on certain loans. The Prime Rate may or may not be the most favorable rate charged by the Bank to its customers from time to time.

          "Rate Options" - The choice of the Federal Funds Rate, Libor Rate or Fixed Rate options and Interest Periods offered to Company pursuant to Section 3 hereof to establish the interest to be charged on the unpaid principal amount hereof from time to time.

          "Request Certificate" - A certificate in the form annexed hereto as Exhibit A with all blanks appropriately completed, and duly executed on behalf of the Company.

          2.   Advances.  Nothing contained in this Note or otherwise is
               --------
intended, nor shall constitute, any obligation of the Bank to make any advance. The Bank may, in its sole discretion, make an advance to the Company upon oral request. Each oral request shall be conclusively presumed to have been made by a person authorized by the Company to do so, and any credit by the Bank of an advance to or for the account of the Company shall conclusively establish the Company's obligation to repay same. The Bank shall incur no liability of any kind to any party by reason of making an advance upon an oral request.

          3.  Interest.
              --------

              a.  Rate.  The unpaid principal amount of the Loans shall bear
                  ----
interest until demand or maturity, whether by acceleration or otherwise, at a rate of interest per annum equal to either the Federal Funds Rate, the Fixed Rate or the Libor Rate as selected by the Company in accordance with the terms of this Note. If on any day a Loan is outstanding with respect to which a proper and timely notice has not been delivered to Bank in accordance with the terms of this Note specifying the basis for determining the rate of interest, then for that day the Loan shall be deemed to be a Federal Funds Rate Loan and shall bear interest accordingly.

              b.   Continuation or Conversion.  Subject to the provisions of
                   --------------------------
Sections 3.d, 6 and 7 hereof, Company shall have the option prior to demand or maturity of this Note:

                   (i) to convert all or any part of the outstanding Loans from
              (aa) a Federal Funds Rate Loan to a Fixed Rate Loan or a Libor Loan; (bb) a Libor Loan or a Fixed Rate Loan to a Federal Funds Rate Loan; (cc) a Libor Loan to a Fixed Rate Loan; or (dd) a Fixed Rate Loan to a Libor Loan; provided, however Libor Loans and Fixed Rate Loans may only be converted on the expiration date of the applicable Interest Period; and provided further, a Loan may only be converted into a Libor Loan or a Fixed Rate Loan in amounts equal to at least $100,000.00 or a whole multiple thereof; or

                   (ii) upon the expiration of any Interest Period to continue all or any portion of the outstanding principal balance of a Libor Loan or a Fixed Rate Loan equal to at least $100,000.00 or a whole multiple thereof as a Libor Loan or a Fixed Rate Loan, the succeeding Interest Period of which shall commence on the expiration date of the Interest Period of the Loan to be continued;

provided, however, Company may only continue a Libor Loan or a Fixed Rate Loan or convert a Loan into a Libor Loan or a Fixed Rate Loan if Company at all times either (x) maintains as Federal Funds Rate Loans a principal amount of this Note equal to the amount of all scheduled principal payments due within 90 days of such continuation or conversion date; or (y) has a sufficient amount of Libor Loans or Fixed Rate Loans with Interest Periods ending on or before the next scheduled principal payment date to pay all scheduled principal payments due within 90 days of such continuation or conversion date; or (z) maintains a combination of Federal Funds Rate Loans, Fixed Rate Loans and Libor Loans as described in this Section 3.b.(x) and (y) at least equal to the amount of all scheduled principal payments due within 90 days of such continuation or conversion date.

              c.   Notice of Rate Option Selected. Not later than 10:00 a.m. two
                   ------------------------------
Business Days prior to the date of this Note, Company shall notify Bank (which notice may be given by telephone) of the initial Rate Option selected. After the date of this Note, Company shall notify Bank (which notice may be given by telephone or facsimile confirmed within two Business Days thereafter by delivery of an appropriately completed originally executed Request Certificate) not later than 10:00 a.m. (New York time) on the Business Day of the proposed conversion date in the case of a conversion to a Federal Funds Rate Loan or a Fixed Rate Loan, or on the Libor Interest Determination Date immediately preceding the proposed conversion or continuation date in the case of a conversion to a Libor Loan or the continuation of a Libor Loan. The Company shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Loans to be converted or continued (which shall equal at least $100,000.00), (iii) whether the proposed conversion or continuation shall be a Libor Loan, a Fixed Rate Loan or a Federal Funds Rate Loan, and (iv) in the case of a conversion to, or continuation of, a Libor Loan or a Fixed Rate Loan, the requested Interest Period. If as of the Business Day prior to the date of this Note with respect to the initial Rate Option or as of the last day of any Interest Period after the date hereof, notice has not been given to Bank in accordance with this Section 3.c with respect to any outstanding Libor Loans or Fixed Rate Loans, then for that day and thereafter until proper notice has been given with respect to such Loan, such Loan shall bear interest based on the Federal Funds Rate. The initial Interest Period and Rate Option selections shall have the same limitations as described in the foregoing Section 3.b(x),
(y) and (z) regarding maintenance of a sufficient portion of this Note as a Federal Funds Rate Loan and/or with restricted Interest Periods so as to maintain at all times Company's ability to pay scheduled principal payments due within 90 days of the date hereof.

          Bank shall not incur any liability to Company in acting upon telephonic notice which Bank believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company.

          Except as provided for in Sections 6 and 7 of this Note, notice by Company for conversion to, or continuation of, Libor Loans shall be irrevocable on and after the related Libor Interest Determination Date until the expiration of the applicable Interest Period, and Company shall be bound to convert or continue in accordance therewith.

              d.   Computation of Interest. Any change in the interest rate
                   -----------------------
on a Federal Funds Rate Loan resulting from a change in the Federal Funds Rate shall be effective on the date of such change. Interest shall be calculated on the basis of one three-hundred sixtieth (1/360th) of the interest rate thereof in effect for each calendar day such balance of principal is unpaid which will result in a higher effective annual rate. In computing interest on any Loan, the date of the making of the Loan (which shall, for purposes of this Section 3.d only, be deemed to include the date of conversion to a Federal Funds Rate Loan) or the first day of an Interest Period shall be included and the date of payment
(which shall, for the purposes of this Section 3.d only, be deemed to include the date of conversion of a Libor Loan or a Fixed Rate Loan) or the expiration date of an Interest Period shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          Interest on all Federal Funds Rate Loans and Fixed Rate Loans shall be payable monthly on the first day of each month following the date of this Note until this Note is paid in full, and on the date this Note is paid in full. Interest on each Libor Loan shall be payable on the last day of the applicable Interest Period for such Libor Loan until this Note is paid in full, and on the date this Note is paid in full.

              e.   Post-Maturity Interest.  After maturity, whether by
                   ----------------------
acceleration or otherwise, if an advance is not payable on demand, or after demand, if an advance is payable on demand, such advance shall bear interest payable monthly on the first day of each month until this Note is paid in full and on the date this Note is paid in full at a per annum rate of three percent (3%) in excess of the Prime Rate in effect from time to time until this Note is paid in full. In no event shall the interest on this Note exceed the maximum rate authorized by law.

          4.  Payments.  Each advance shall be payable on the earlier of (a)
              --------
the due date thereof or on demand, as inscribed by the Bank on the Schedule, or (b) ninety-two (92) days after the date upon which such advance is made. The Bank will endeavor (but shall be under no obligation) to send to the Company written confirmation of the due date of each advance, but any failure to do so shall not relieve the Company of the obligation to repay the advance when due. Unless the Company shall object to such confirmation in writing within three (3) days after receipt thereof, such confirmation shall be prima facie evidence of the facts stated therein.

          5.  Repayments and Prepayments.  Company shall have the right to
              --------------------------
repay or prepay at any time, without premium, all or any portion of the principal indebtedness evidenced by this Note not payable on demand which is a Federal Funds Rate Loan, together with accrued interest on the principal so repaid or prepaid to the date of such payment; provided, that any such prepayment would not cause Company to be in violation of the terms of Section 3.b hereof. Any partial prepayments of principal shall be applied upon installments of this Note in inverse order of maturity, unless otherwise agreed in writing by the Bank and the Company.

          6.  Special Provisions Governing Libor Loans - Increased Costs.
              ----------------------------------------------------------

              a. In the event that on any Libor Interest Determination Date, Bank shall have determined (which determination shall be final, conclusive and binding) that:

                   (1) by reason of conditions in the London Interbank Eurodollar Market or of conditions affecting the position of Bank in such market occurring after the date hereof, adequate fair means do not exist for establishing the Libor Rate, or

                   (2) by reason of (i) any applicable law or governmental rule, regulation, guideline or order (or any written interpretation thereof and including any new law or governmental rule, regulation, guideline or order but excluding any of the foregoing relating to taxes referred to in Section 8) or
(ii) other circumstances affecting Bank or the London Interbank Eurodollar Market or the position of Bank in such market (such as, but not limited to, official reserve requirements), the Libor Rate does not represent the effective pricing to Bank for U.S. dollar deposits of comparable amounts for the relevant period due to such increased costs; then, and in either such event, Bank shall on such date (and in any event as soon as possible after being notified of a new Interest Period) give notice by telephone, confirmed in writing, to Company of such determination.

              b. Thereafter, Company shall pay to Bank upon written request therefor, such additional amounts as Bank in its sole discretion, shall reasonably determine to be required to compensate Bank for such increased costs. A certificate as to such additional amounts submitted to Company by Bank shall, absent manifest error, be final, conclusive and binding upon Company and Bank.

              c. In lieu of paying Bank such additional amounts as required by this Section 6, Company may exercise the following options:

                   (1) If such determination by Bank relates only to a Libor Loan then being requested by Company pursuant to the terms hereof, Company may, on such Libor Interest Determination Date by giving notice by telephone to Bank, withdraw such request; or

                   (2) Company may, by giving notice by telephone to Bank require Bank to make the Libor Loan then being requested in the form of a Federal Funds Rate Loan or a Fixed Rate Loan, or to convert its outstanding Libor Loan that is so affected into a Federal Funds Rate Loan or a Fixed Rate Loan at the end of the then current Interest Period.

          7.  Required Termination and Repayment of Libor Loans.
              -------------------------------------------------

              a. In the event Bank shall have reasonably determined, at any time (which determination shall be final, conclusive and binding but shall be made only after consultation with Company), that the making or continuation of any or all of its Libor Loans:

                   (1) has become unlawful by compliance by Bank in good faith with any applicable law, governmental rule, regulation, guideline or order, or

                   (2) would cause Bank severe hardship as a result of a contingency occurring after the date of this Note which materially and adversely affects the London Interbank Eurodollar Market (such as, but not limited to disruptions resulting from political or economic events); then, and in either such event, Bank shall on such date (and in any event as soon as possible after making such determination) give telephonic notice to Company, confirmed in writing, of such determination, identifying which of the Libor Loans was so affected.

              b. Company then shall, upon the termination of the then current Interest Period applicable to each Libor Loan so affected or, if earlier, when required by law, repay each such affected Libor Loan, together with all interest accrued thereon.

              c. In lieu of the repayment to Bank required by Section 7.b, Company may exercise the following options:

                   (1) If the determination by Bank relates only to a Libor Loan then being requested by Company pursuant to the terms hereof, Company may, on such date by giving notice by telephone to Bank, withdraw such request; or

                   (2) Company may, by giving notice by telephone to Bank, require Bank to make the Libor Loan then being requested in the form of a Federal Funds Rate Loan or a Fixed Rate Loan, or to convert its outstanding Libor Loan or Loans that are so affected into a Federal Funds Rate Loan or a Fixed Rate Loan at the end of the then current Libor Interest Period applicable to each such Libor Loan (or at such earlier time as repayment is otherwise required to be made pursuant to the terms of this Note). Such notice shall pertain only to the Libor Loan outstanding or to be outstanding during each such affected Libor Interest Period.

          8.  Taxes.  If any taxes or duties of any kind shall be payable, or
              -----
ruled to be payable, by or to any taxing authority of or in the United States, or any other foreign country, or any political subdivision of any thereof, in respect of any of the transactions contemplated by this Note (including, but not limited to, execution, delivery, performance, enforcement, or payment of principal or interest of or under this Note or the making of the Libor Loan), by reason of any not existing or hereafter enacted statute, rule, regulation or other determination (excluding any taxes imposed on or measured by the net income of Bank), Company will:

              a. Pay on written request therefor all such taxes or duties, including interest and penalty, if any;

              b.  Promptly furnish Bank with evidence of any such payment; and

              c. Indemnify and hold Bank and any holder or holders of this Note harmless and indemnified against any liability or liabilities with respect to or in connection with any such taxes or the payment thereof or resulting from any delay or omission to pay such taxes.

          9.  Schedule.  Bank is authorized to inscribe the type of, and date
              --------
of the making, conversion and continuation of, each Federal Funds Rate Loan, each Fixed Rate Loan and each Libor Loan, the amount thereof, the applicable interest rate, the dates on which each Interest Period shall begin and end, the due date thereof, each payment or prepayment of principal, and the aggregate unpaid principal balance of this Note on the Schedule. Each entry set forth on the Schedule shall be prima facie evidence of the facts so set forth, except for any such funds as to which the Bank has sent to the Company a written confirmation and the Company has timely objected as provided herein. No failure by Bank to make, and no error by Bank in making, any inscription on the Schedule shall affect Company's obligation to repay the full principal amount advanced by Bank to or for the account of Company, or Company's obligation to pay interest thereon at the agreed upon rate.

         10.  Collateral.  If payment of this Note is secured by collateral,
              ----------
the collateral is specified in the collateral records of the Bank.

         11.  Events of Default.  Any holder of this Note may declare all
              -----------------
indebtedness evidenced by this Note, not payable on demand, to be immediately due and payable whenever such holder has the right to do so under any security agreement or other agreement, now or hereafter in effect, pursuant to which payment of the indebtedness evidenced by this Note is secured; or irrespective of the terms or existence of any such security agreement or other agreement, upon the occurrence of any one or more of the following events:

              a. Nonpayment when the same becomes due, whether by acceleration or otherwise, of principal of, or interest on, any indebtedness evidenced by this Note;

              b. Default by Company in the payment or performance of any obligation, term, condition or event of default of any other agreement between Company and the holder hereof;

              c. Ninety days after the death or judicial declaration of incompetency of any indorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any indebtedness evidenced by this Note, if an individual;

              d. The filing by or against Company of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect;

              e. The making of any general assignment by Company for the benefit of creditors;

              f. The appointment of a receiver or trustee for Company or for any assets of Company, including, without limitation, the appointment of, or taking possession by, a "custodian", as defined in the Federal Bankruptcy Code;

              g. The occurrence of any event described in clause (c), (d), (e) or (f) of this paragraph with respect to any indorser, guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any indebtedness evidenced by this Note, or the occurrence of any such event with respect to any general partner of any maker hereof, if any such maker is a partnership;

              h. Nonpayment by Company when due (or, if permitted by the terms of the applicable document, within any applicable grace period), whether by acceleration, demand or otherwise, of any indebtedness for borrowed money owing to any party other than Bank, or the occurrence of any event which could result in acceleration of the time for payment of any such indebtedness; or

              i. If the holder hereof in good faith believes that the prospect of payment of all or any part of the indebtedness evidenced by this Note is impaired.

         12.  Waiver.  No failure by the Bank to exercise, and no delay in
              ------
exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Bank as herein specified are cumulative and not exclusive of any other rights or remedies which the Bank may otherwise have.

         13.  Costs and Expenses.  Company agrees to pay all reasonable costs
              ------------------
and expenses incurred by the holder in enforcing this Note or in collecting the indebtedness evidenced hereby, including, without limitation, if the holder retains counsel for any such purpose, reasonable attorneys' fees and expenses.

         14.  Successors and Assigns.  Company and Bank as used herein shall
              ----------------------
include the legal representatives, successors and assigns of those parties.

         15.  Governing Law.  This Note shall be construed under, and governed
              -------------
by, the internal laws of the State of New York without regard to principles of conflicts of laws.


                                INTERNATIONAL IMAGING MATERIALS, INC.

[SEAL]                          By  /s/ Michael J. Drennan
                                   ----------------------------------

                                Name:  Michael J. Drennan
                                      -------------------------------
                                Title:  VP-Finance
                                       ------------------------------

                                   SCHEDULE
                                   --------

                LOANS, INTEREST RATES AND PAYMENTS OF PRINCIPAL
                -----------------------------------------------

                                                       AMOUNT
DATE LOAN     AMOUNT OF     TYPE OF             DUE    OF         AGGREGATE
MADE, CON-    LOAN MADE,    LOAN AND  INTEREST  DATE,  PRINCIPAL  UNPAID     NOTATION
TINUED OR     CONTINUED OR  INTEREST  PERIOD    IF     PAID OR    PRINCIPAL  MADE BY
CONVERTED     CONVERTED     RATE      DATES     ANY    PREPAID    BALANCE    AND DATE



                                   EXHIBIT A
                                   ---------


                              REQUEST CERTIFICATE
                              -------------------


          The undersigned hereby certifies to Marine Midland Bank ("Bank"), in accordance with the terms of a Note dated January 2, 1997 from the undersigned to the Bank ("Note");

          The undersigned requests or has requested by telephone or facsimile notice a:

          (Check One)
                    [ ] conversion
                    [ ] continuation

                        of a

          (Check One)

                    [ ] Libor Loan
                    [ ] Federal Funds Rate Loan
                    [ ] Fixed Rate Loan

                        to a

          (Check One)

                    [ ] Libor Loan
                    [ ] Federal Funds Rate Loan
                    [ ] Fixed Rate Loan


in the amount of $             for an Interest Period, if applicable, of
                  -------------


                     LIBOR LOAN         FIXED RATE LOAN
                     (check one)        (enter number of days
                                        between 1 and 90)
                     [ ] 30 days.
                     [ ] 60 days.                 days
                     [ ] 90 days.           -----


The proposed conversion/continuation is to be made on               19
                                                      -------------,    --.

          WITNESS the signature of the undersigned authorized signatory this
     day of               19  .
----        -------------,   --

                                INTERNATIONAL IMAGING MATERIALS, INC.



                                By
                                  --------------------------------------
                                                                 (Title)